TIDAL TRUST IV 485BPOS

Exhibit 99(d)(iii)(i)

FIRST AMENDMENT TO THE

TRUST

INVESTMENT ADVISORY AGREEMENT

with

TIDAL INVESTMENTS LLC

This First Amendment to the Investment Advisory Agreement (the “Amendment”) is made as of May 12, 2026, by and between TIDAL TRUST IV (the “Trust”) and TIDAL INVESTMENTS LLC (the “Adviser”).

BACKGROUND:

A.	The Trust and the Adviser have entered into an Investment Advisory Agreement dated as of October 15, 2025 (the “Agreement”) pursuant to which the Adviser is engaged by the Trust to serve as the investment adviser to each Fund identified on the then-current Schedule A to the Agreement.

B.	The Trust and the Adviser desire to amend and restate Schedule A to the Agreement. In particular, the parties desire to amend and restate Schedule A to:

Add the following Fund(s):

Portfolio Building Block World Ex US Industrials ETF

Portfolio Building Block US Banks ETF

Portfolio Building Block World Consumer Staples ETF

Portfolio Building Block 1X Inverse US Large Cap Daily Target ETF

Portfolio Building Block 1X Inverse US Growth Daily Target ETF

Portfolio Building Block 1X Inverse US Value Daily Target ETF

Portfolio Building Block 1X Inverse Developed Markets Ex US Daily Target ETF

C.	Section 21 of the Agreement allows for the amendment of the Agreement by a written instrument executed by both parties.

D.	This Background section and the Schedule attached to this Amendment are incorporated by reference into, and made a part of, this Amendment.

TERMS:

NOW, THEREFORE, intending to be legally bound, the parties agree as follows:

1.	The current Schedule A to the Agreement is hereby amended and restated in its entirety as set forth on the Amended and Restated Schedule A attached hereto.

2.	Miscellaneous.

a.	Capitalized terms not defined in this Amendment shall have the respective meanings set forth in the Agreement.

b.	Except as specifically amended by this Amendment, and except as necessary to conform to the intention of the parties herein above set forth, the Agreement shall remain unaltered and in full force and effect and is hereby ratified and confirmed.

c.	The Agreement, as amended hereby, together with its Schedule, constitutes the complete understanding and agreement of the parties with respect to the subject matter hereof and supersedes all prior communications with respect thereto. This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. The facsimile signature of any party to this Amendment shall constitute the valid and binding execution hereof by such party.

IN WITNESS WHEREOF, the parties have caused this Amendment to be signed by duly authorized representatives as of the date first set forth above.

TIDAL TRUST IV		TIDAL INVESTMENTS, LLC
on behalf of its series listed on Amended Schedule A

By:	/s/ Eric Falkeis	By:	/s/ Jay Pestrichelli
Name:	Eric Falkeis	Name:	Jay Pestrichelli
Title:	President & Principal Executive Officer	Title:	Chief Trading Officer
Date:	5/18/2026	Date:	5/14/2026

Amended AND RESTATED

Schedule A

to the

TIDAL TRUST IV

INVESTMENT ADVISORY AGREEMENT

with

TIDAL INVESTMENTS LLC

Fund Name	Advisory Fee
Portfolio Building Block European Banks Index ETF	0.13%
Portfolio Building Block World Pharma and Biotech Index ETF	0.13%
Portfolio Building Block Integrated Oil and Gas and Exploration and Production Index ETF	0.13%
Portfolio Building Block World Ex US Industrials ETF	0.14%
Portfolio Building Block US Banks ETF	0.14%
Portfolio Building Block World Consumer Staples ETF	0.14%
Portfolio Building Block 1X Inverse US Large Cap Daily Target ETF	0.15%
Portfolio Building Block 1X Inverse US Growth Daily Target ETF	0.15%
Portfolio Building Block 1X Inverse US Value Daily Target ETF	0.15%
Portfolio Building Block 1X Inverse Developed Markets Ex US Daily Target ETF	0.15%

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